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                                                                    Exhibit 10.9

                 AMENDED AND RESTATED 2003 SHARE INCENTIVE PLAN
                       OF SUNSET FINANCIAL RESOURCES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         Date of Grant:       March 22, 2004

         Name of Optionee:    Byron L. Boston

         Number of Shares:    26,924

         Price Per Share:     $13.00, at least 100% of the Fair Market Value per
                              share of a share of Common Stock of Sunset
                              Financial Resources, Inc., as of the date of grant, as determined in accordance with the terms of the Amended and Restated 2003 Share Incentive
                              Plan of Sunset Financial Resources, Inc. (the
                              "Plan").

         Sunset Financial Resources, Inc., a Maryland corporation (the "Company"), hereby grants to the above-named Optionee (the "Optionee") an option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $0.001 par value (the "Stock"), of the Company set forth above pursuant to the Amended and Restated 2003 Share Incentive Plan of Sunset Financial Resources, Inc. (the "Plan"). THIS OPTION IS A "NON-STATUTORY STOCK OPTION" AND IS NOT INTENDED TO CONSTITUTE AN "INCENTIVE STOCK OPTION" WITHIN THE MEANING OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         1. TERMS. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

                  a. PRICE. The price at which each share of Stock subject to this Option may be purchased shall be the price set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

                  b. EXERCISE AND VESTING. This Option may be exercised only to the extent that such Option is vested in accordance with the following table:

                                        May Be Purchased
                           -----------------------------------------
Number of Shares             Not Before                 Not After
----------------           --------------             --------------
     8,974                 March 22, 2005             March 22, 2014
     8,975                 March 22, 2006             March 22, 2014
     8,975                 March 22, 2007             March 22, 2014

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Subject to the preceding vesting schedule, this Option may be exercised in whole or in part. Except as set forth in Paragraphs 5, 6 and 7 hereof, (i) the Optionee may not exercise this Option unless at the time of exercise he is in the employ of the Company and/or an Affiliate of the Company on the date of exercise, and (ii) the unvested portion of this Option shall terminate and be forfeited immediately on the date the Optionee ceases to be a full-time employee of the Company. This Option shall be exercisable during the lifetime of the Optionee only by him or his guardian or legal representative. Neither the Optionee nor any person exercising this Option pursuant to Paragraph 6 hereof may exercise this Option for a fraction of a share.

         2. EXERCISE AND PAYMENT.

                  a. MANNER OF EXERCISE. The Optionee (or his representative, guardian, devisee or heir, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Stock by giving written notice of exercise to the Company, in form satisfactory to the Board, specifying the number of shares to be purchased and accompanying such notice with payment of the full purchase price therefor in (i) lawful United States currency or (ii) partially or entirely in whole shares of Stock of the Company owned or held by the Optionee for a period of six (6) months prior to the date of exercise, which has a Fair Market Value per share (as defined in the Plan) equal to the Option price for such number of shares as of the close of business on the immediately preceding business day, with the balance, if any, to be paid in cash. This Option may not be exercised for less than fifty (50) shares of Stock or the number of shares of Stock remaining subject to this Option, whichever is smaller. The election shall state the address to which dividends, notices, reports, etc. are to be sent, and shall contain the Optionee's social security number. Only one (1) certificate evidencing the Stock will be issued unless the Optionee otherwise requests in writing. Shares of Stock purchased upon exercise of the Option will be issued in the name of the Optionee. The Optionee shall not be entitled to any rights and privileges as a shareholder of the Company in respect of any shares of Stock covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee.

                  b. PAYMENT. Payment shall be in cash, or by certified or cashier's check payable to the order of the Company, free from all collection charges, by delivery of shares of Stock already owned by the Optionee and having a fair market value equal to the aggregate Option Price, by a combination of cash and shares of Stock. Options shall be deemed to have been exercised on the first date upon which the Company receives the notice of exercise, payment of the purchase price and all other documents, information and amounts required in respect of such exercise by the Plan or this Agreement.

         3. THE PLAN AND THE COMMITTEE. It is understood that the Plan is incorporated herein by reference and made a part of this Agreement as if fully set forth herein. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. Terms used in this Agreement which are defined in the Plan shall have the same meanings in this Agreement as are assigned to such terms in the Plan. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Option and other Options granted under the Plan.

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         4. WITHHOLDING TAX. Prior to the exercise of this Option, and as a condition to the Company's obligation to deliver shares upon such exercise, or in connection with any disposition of shares acquired pursuant to such exercise, the holder of this Option shall make arrangements satisfactory to the Company for the payment of any applicable federal or other withholding taxes payable as a result thereof, which the Optionee may elect to satisfy by instructing the Company to retain a sufficient number of shares of Stock to cover the amount required to be withheld.

         5. TERMINATION OF EMPLOYMENT OR RELATIONSHIP. If Optionee's employment relationship with the Company shall be terminated for any reason prior to the expiration or earlier termination of this Option, then (except as provided in Section 6 and 7 below) all rights of such Optionee under this Agreement shall terminate and shall be forfeited effective as of the date of such termination of employment. If Optionee's employment with the Company shall terminate for any reason other than due to Optionee becoming Disabled, or for death, then Optionee shall be entitled to exercise the option (to the extent vested) for a period of thirty (30) days following the date of such termination. Following such thirty
(30)-day period, all rights of such Optionee under this Agreement shall terminate and shall be forfeited.

         6. DEATH OR DISABILITY. In the event of termination of employment by reason of Optionee becoming Disabled or the death of the Optionee while he is an employee of the Company or an Affiliate of the Company, this Option shall be fully exercisable (whether or not exercisable on the date of his death or termination of employment by reason of becoming Disabled) at any time prior to the expiration date of this Option or within twelve (12) months after the date of death or becoming Disabled, as applicable, or termination of employment, whichever is the shorter period, by Optionee, the person or persons specified in the Optionee's will or, if the Optionee shall have failed to make specific provision in his will for such exercise or shall have died intestate, or in the case of becoming Disabled, when appropriate, by the Optionee's guardian or legal representative.

         7. ACCELERATION OF VESTING. If a Change in Control (as defined in the
Plan) of the Company occurs prior to March 22, 2014, then all or any part of this Option not theretofore vested shall become immediately vested and be fully exercisable as of the date of the Change in Control (the "Acceleration Date"). The Optionee shall have 90 days following the Acceleration Date to exercise this Option (or the date specified in Section 1(b) if the exercise period would otherwise expire sooner).

         8. COMPLIANCE WITH LAWS. Each exercise of this Option shall, at the election of the Committee, be contingent upon receipt by the Company from the holder of this Option of such written representations concerning his intentions with regard to retention or disposition of the shares of Stock being acquired by exercise of this Option and/or such written covenants and agreements as to the manner of disposal of such shares as, in the opinion of the Committee, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. This Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of shares of Stock hereunder, this Option may not be exercised

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unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         9. RIGHTS AS A SHAREHOLDER. Neither the Optionee nor his guardian or legal representatives shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the shares of Stock deliverable upon the exercise of this Option unless and until certificates representing such shares shall have been issued and delivered.

         10. NO RIGHT OF EMPLOYMENT. Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Plan or this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any Affiliate of the Company to employ the Optionee for any specified period.

         11. REPRESENTATION OF OPTIONEE. Optionee hereby represents and warrants to the Company that, if the option is exercised, the shares of Stock shall be acquired solely for Optionee's own account, for investment purposes only and not with a view to the distribution or resale thereof. Optionee understands and acknowledges that (i) the shares of Stock are unregistered and may not be sold unless they are subsequently registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration is available; (ii) the exemption from registration under Rule 144 under the Securities Act may not ever become available; and (iii) the Company is under no obligation to register the shares of Stock under the Securities Act or any state securities law or to make Rule 144 (or any other exemption) available.

         12. NON-TRANSFERABLE. Except pursuant to a will or pursuant to the laws of descent and distribution, this Agreement, the Options represented hereby and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated or otherwise disposed of in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

         13. NOTICE. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended, in each case properly addressed, if to the Company, at the address of its principal office, Attention: Chief Executive Officer, or if mailed or delivered to the Optionee, at the address set forth below his signature to this Agreement (or at such other address or in care of such other person as may hereafter be designated in writing by either party to the other).

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its duly authorized officer on the date first above written, and the Optionee has hereunto set his hand on such date.

                                 COMPANY:

                                 SUNSET FINANCIAL RESOURCES, INC.

                                 /s/ JOHN BERT WATSON
                                 -----------------------------------------------
                                 John Bert Watson
                                 Chairman, President and Chief Executive Officer

                                 OPTIONEE:

                                 /s/ BYRON L. BOSTON
                                 -----------------------------------------------
                                 Byron L. Boston
                                 Address: 1597 Palm Springs Drive
                                          Vienna, Virginia  22182

                                 Social Security Number:
                                                        ------------------------

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